UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2008

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

a)        On July 30, 2008, Scholastic Corporation (the "Company") filed its Annual Report for the fiscal year ended May 31, 2008 (the "2008 Form 10-K"), which included a restatement of its historical financial statements as a result of a reassessment of its accounting regarding goodwill impairment testing relating to its Direct to Home continuity businesses (the "DTH business").   As a result of such reassessment, the Company concluded that, for purposes of goodwill impairment testing, the Company's domestic DTH business should have been treated as a separate reporting unit and the goodwill attributable to the domestic portion of the DTH business should have been assessed at such level. Accordingly, the Company reapplied the historical annual impairment testing for goodwill attributable to the domestic DTH business for prior periods, determining that the carrying value of the domestic DTH business exceeded the fair value of such business in fiscal 2005 as a result of the decline in the profitability of the DTH business, which resulted in a determination that all $92.4 million of goodwill ($61.0 million after recognition of deferred tax benefits) attributable to the domestic DTH business was impaired as of May 31, 2005. The restatement was effected by recognizing a reduction to net income of $61.0 million in 2005 and the elimination, in the quarter ended February 29, 2008, of a $4.3 million charge for impairment of goodwill, which had been included in discontinued operations a result of the intended sale of the DTH business. For a full description of the restatement, please see Note 2 (Restatement) of Notes to Consolidated Financial Statements in Item 8, "Consolidated Financial Statements and Supplementary Data" included in the 2008 Form 10-K. The adjustments made to the historical financial statements as a result of the restatement were entirely non-cash in nature and had no impact on the Company's revenues or cash flows provided by operating activities for any of the relevant periods. The declining profitability of the DTH business that resulted in this non-cash charge had previously been documented and disclosed over time in the Company's required public filings and other relevant communications with the public.

        Subsequently, at a meeting held on September 22, 2008, the Audit Committee of the Board of Directors of the Company concluded that, although corrected by the restatement in the 2008 Form 10-K, the historical financial statements of the Company for the fiscal years ended May 31, 2005, 2006 and 2007 as contained in the Company's Annual Reports on Form 10-K for such fiscal years and the financial statements for the quarterly fiscal periods ended August 31, 2007, November 30, 2007 and February 29, 2008 and prior comparable quarterly fiscal periods as contained in the Company's Quarterly Reports on Form 10-Q for such quarterly fiscal periods should not be relied upon because of the restatement, which corrects prior financial reporting, notwithstanding the nature of the correction, which involved a reassessment of a prior Company judgment as to the appropriate reporting unit level for impairment testing. Prior to certain internal and external discussions, management had believed its judgment on this point to be correct.

        The Audit Committee has discussed the matters disclosed in this filing, including the restatement and the Committee's subsequent decision concerning non-reliance on the indicated historical financial statements published prior to the 2008 Form 10-K, with the Company's independent accountants.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: September 22, 2008	By:	/s/ Maureen O'Connell
Maureen O'Connell
Executive Vice President, Chief Administrative Officer and Chief Financial Officer